SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT


                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


                              May 2, 1994


                           CAESARS WORLD, INC.


           (Exact name of issuer as specified in its charter)

        Florida               1-5979          59-0773674

   (State or Other          (Commission      (IRS Employer of

   Jurisdiction             File Number)     Identification
    Incorporation                             Number)
    or Organization)

    1801 Century Park East                        90067
       Suite 2600                              (Zip Code)
   Los Angeles, California
    (Address of Principal
      Executive Offices)


                             (310) 552-2711
           Registrant's telephone number, including area code


Item 5.   Other Events

On May 2, 1994, Registrant issued the following press release:

LOS ANGELES, CALIFORNIA -- Caesars World, Inc. (NYSE/CAW) today said it estimates that earnings per share for its fiscal 1994 third quarter will range between 42 cents and 50 cents, compared with 69 cents per share in the fiscal 1993 third quarter.

     The company said table-game activity in its Nevada operations established a record for any third quarter in Caesars World's history. The lower earnings, when compared with the prior-year quarter, principally resulted from increased expenses related to the higher volume of business in Nevada, including a world heavyweight championship fight at Caesars Palace and marketing expenses reflecting a higher provision for bad debt. Table-game win percentages in Nevada were lower than normal but about the same as the year-earlier quarter.

     Estimates indicate that earnings per share for the fiscal 1994 nine months ended April 30, 1994, will range between $2.46 and $2.54, compared with $2.36 per share in the same fiscal 1993 period. Both the third-quarter and nine-month comparisons are based on approximately the same number of common and common equivalent shares outstanding.
                             ###


                        SIGNATURES

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CAESARS WORLD, INC.


                                 By /s/Roger Lee

                                 Roger Lee
                                 Senior Vice President,
                                 Finance & Administration

May 2, 1994